UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Royalty Interest Global Amendments

On September 29, 2023, Jaguar Health, Inc. (the “Company”) entered into amendments (the “Royalty Interest Global Amendments”) to (i) the royalty interest in the original principal amount of $12 million (the “October 2020 Royalty Interest”) with Iliad Research and Trading, L.P. (“Iliad”), as amended, (ii) the royalty interest in the original principal amount of $12 million (the “December 2020 Royalty Interest”) with Uptown Capital, LLC (f/k/a Irving Park Capital, LLC; “Uptown”), as amended, and (iii) the royalty interest in the original principal amount of $12 million (the “August 2022 Royalty Interest” and, together with the October 2020 Royalty Interest and the December 2020 Royalty Interest, the “Royalty Interests”) with Streeterville Capital, LLC (“Streeterville” and, together with Iliad and Uptown, the “Investors”), pursuant to which, beginning on January 1, 2026, the monthly Royalty Payment under each of the Royalty Interests shall be the greater of (a) $750,000.00, and (b) the actual Royalty Payment amount the respective Investor is entitled to for such month pursuant to the terms of such Royalty Interest. In addition, pursuant to an additional amendment to the August 2022 Royalty Interest with Streeterville, the Company is prohibited from making prepayments of the Royalty Repayment Amount under the August 2022 Royalty Interest.

As a material consideration for Investors’ agreement to enter into the Royalty Interest Global Amendments, the Company agreed to issue to (i) Iliad warrants to purchase up to 232,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) Uptown warrants to purchase up to 262,500 shares of the Common Stock, and (iii) Streeterville warrants to purchase up to 255,000 shares of the Common Stock, at an exercise price of $0.37 per share (collectively, the “Warrants”).

The Warrants may be exercisable for cash or on a cashless basis at any time and from time to time during the period commencing on September 29, 2023 (the “Issuance Date”) and ending on the five-year anniversary of the Issuance Date.

The foregoing descriptions of the Royalty Interest Global Amendments and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Royalty Interest Global Amendments and the form of Warrant, copies of which are filed herewith as Exhibits 4.1, 4,2, 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference.

Exchange Transaction

On September 29, 2023, the Company entered into a privately negotiated exchange agreement with Uptown (the “Exchange Agreement”), pursuant to which the Company issued an aggregate of 118 shares of the Company’s newly authorized Series I Convertible Preferred Stock (the “Series I Preferred Stock”) to Uptown, at an effective exchange price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the Exchange Agreement, in exchange for a $1,500,000.00 reduction in the outstanding balance of the December 2020 Royalty Interest (the “Exchange Transaction”).

Subject to the terms of the Series I Preferred Stock, each share of Series I Preferred Stock is convertible into shares of the Company’s Common Stock (the “Conversion Shares”). The terms of the Series I Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware and effective on September 29, 2023. A description of the terms of the Series I Preferred Stock is included under Item 5.03 of this Current Report and is incorporated herein by reference.

The Exchange Agreement includes representations, warranties, and covenants customary for a transaction of this type.

The foregoing summary of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by the Exchange Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 under the heading “Royalty Interest Global Amendments” is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Series I Preferred Shares were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series I Certificate of Designation

As disclosed under Items 1.01 and 3.02 above, in connection with the Exchange Transaction, the Company agreed to issue shares of Series I Preferred Stock to Uptown. The preferences, rights, limitations and other matters relating to the Series I Preferred Stock are set forth in the Certificate of Designation. The shares of Series I Preferred Stock rank pari passu with shares of the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The Certificate of Designation authorizes the Company to issue 118 of its 4,475,074 authorized shares of preferred stock as Series I Preferred Stock. The original issue price for the Series I Preferred Stock is $12,711.864 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series I Preferred Stock.

The following is a summary of the principal terms of the Series I Preferred Stock as set forth in the Certificate of Designation:

Dividends

Holders of shares of Series I Preferred Stock will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

Voting Rights

The Series I Preferred Stock shall have no voting rights. As long as any shares of Series I Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series I Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series I Preferred Stock or alter or amend the Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), the holders of shares of Series I Preferred Stock will be entitled to receive out of the assets of the Company the same amount that a holder of shares of the Common Stock would receive if the shares of Series I Preferred Stock were fully converted to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock.

Conversion

Subject to the Beneficial Ownership Limitation (as defined below), each share of Series I Preferred Stock is convertible into 48,151 shares of Common Stock (quotient obtained from dividing the $12,711.864 stated value of each share of Series I Preferred Stock by a conversion price of $0.264), which conversion ratio is subject to adjustment for subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock.

In addition, the Company shall not effect any conversion of the Series I Preferred Stock, and a holder thereof shall not have the right to convert any portion of the Series I Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such holder (together with such holder’s Affiliates and Attribution Parties (both as defined in the Certificate of Designation)) would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series I Preferred Stock held by the applicable holder. A holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions in the Certificate of Designation applicable to its Series I Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series I Preferred Stock held by the holder and the relevant provisions of the Certificate of Designation shall continue to apply.

Trading Market

There is no established trading market for any of the Series I Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series I Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series I Preferred Stock will be limited.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock.
4.1	Global Amendment No. 2, dated September 29, 2023, by and between Jaguar Health, Inc. and Iliad Research and Trading, L.P.
4.2	Global Amendment No. 2, dated September 29, 2023, by and between Jaguar Health, Inc. and Uptown Capital, LLC.
4.3	Global Amendment, dated September 29, 2023, by and between Jaguar Health, Inc. and Streeterville Capital, LLC.
4.4	Global Amendment No. 2, dated September 29, 2023, by and between Jaguar Health, Inc. and Streeterville Capital, LLC.
4.5	Form of Warrant.
10.1	Exchange Agreement, dated September 29, 2023, by and between Jaguar Health, Inc. and Uptown Capital, LLC.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: October 5, 2023